                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                MED/WASTE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                MED/WASTE, INC.
                       6175 N.W. 153RD STREET, SUITE 324
                           MIAMI LAKES, FLORIDA 33014
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 1998

                             ---------------------

To the Stockholders of Med/Waste, Inc.:

     NOTICE is hereby given that the Annual Meeting of Stockholders of Med/Waste, Inc., a Delaware corporation (the "Company") will be held at the Coral Gables Hyatt, 50 Alhambra Plaza, Coral Gables, Florida 33134, on Thursday, June 18, 1998 at 10:00 A.M., for the following purposes:

          1. To elect two (2) directors, each for a term of three (3) years.

          2. To act upon a proposal to adopt an amendment to the Company's 1996 Employee Stock Option Plan.

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 29, 1998 shall be entitled to receive notice of, and to vote at, the Annual Meeting, or any postponements or adjournments thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders at the Annual Meeting.

     Whether or not you expect to attend the Annual Meeting, please vote, date, sign, and return the enclosed proxy as promptly as possible to assure representation of your shares at the meeting. You may revoke your proxy at any time prior to its exercise by written notice to the Company prior to the Annual Meeting, or by attending the Annual Meeting in person and voting.

                                           By Order of the Board of Directors

                                           RICHARD GREEN, Secretary

Miami Lakes, Florida
Dated: May 6, 1998

YOUR VOTE IS IMPORTANT. ACCORDINGLY YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                MED/WASTE, INC.
                       6175 N.W. 153RD STREET, SUITE 324
                           MIAMI LAKES, FLORIDA 33014
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 18, 1998

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to stockholders of Med/Waste, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M., local time, on June 18, 1998 at the Coral Gables Hyatt, 50 Alhambra Plaza, Coral Gables, Florida, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement, Notice of Annual Meeting, and the accompanying Proxy Card are first being mailed to stockholders on or about May 8, 1998 to all common and preferred stockholders of record as of April 29, 1998. At the Annual Meeting, stockholders will be asked to elect two Class I directors, approve an amendment to the Company's 1996 Employee Stock Option Plan, and to vote on such other matters as may properly come before the Annual Meeting.

     Because many of the Company's stockholders are unable to attend the Annual Meeting in person, the Board of Directors solicits proxies by mail to give each stockholder an opportunity to vote on all matters that will come before the Annual Meeting. Stockholders are urged to:

          (1) Read this Proxy Statement carefully;

          (2) Specify their choice on each matter by marking the appropriate box on the enclosed Proxy Card; and

          (3) Sign, date and return the Proxy Card in the enclosed envelope.

     If Proxy Cards are returned properly signed, the shares represented thereby will be voted by the persons named in the Proxy Card, or their substitute, in accordance with the stockholder's directions. If the Proxy Card is signed and returned without instructions marked on it, it will be voted FOR the nominees for Class I directors listed on the Proxy; FOR the amendment to the 1996 Employee Stock Option Plan and as recommended by the Board of Directors with respect to any other matters which may properly come before the Annual Meeting. A stockholder must return a signed Proxy Card to permit the proxy holders to vote the shares owned by such stockholder.

     A stockholder granting a proxy may revoke it at any time prior to the Annual Meeting by giving written notice of its revocation to the Company, by submission of another duly executed proxy dated after the Proxy Card to be revoked, or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting by a stockholder who has appointed a proxy will not revoke the prior appointment.

     The Board of Directors has designated Daniel A. Stauber and Arthur G. Shapiro and each or either of them, as proxies to vote the shares of common and preferred stock solicited on its behalf.

     Only common and preferred stockholders of record as of the close of business on April 29, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On the Record Date, there were issued and outstanding 5,192,965 shares of common stock ("Common Stock") and 28,869 shares of Series A Preferred Stock. The holders of the Series A Preferred Stock are entitled to vote on all matters in which the holders of Common Stock are entitled to vote, voting together with the Common Stock without regard to class. Each share of Series A Preferred Stock is presently convertible into 23 shares of Common Stock. The Series A Preferred Stock holders have the number of votes assuming conversion of the

Series A Preferred Stock into Common Stock as of the Record Date, or an aggregate of 679,237 shares of Common Stock (the "Common Stock Equivalents"). Each stockholder is entitled to one vote for each share of Common Stock or Common Stock Equivalents registered in his name on the Record Date for each matter brought before the stockholders at the Annual Meeting. The presence, in person or by proxy, of a majority of the Common Stock and Common Stock Equivalents entitled to vote is required for a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting, all votes "for" or "against," as well as abstentions, will be counted. Broker non-votes will also be counted as present or represented for the purpose of determining whether a quorum is present for the transaction of business.

                             ELECTION OF DIRECTORS

     The Board of Directors is currently divided into three classes, having three year terms that expire in successive years. The term of office of Class I directors expires at the 1998 Annual Meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class I directors, be re-elected as Class I directors for a new term of three years and until their respective successors are duly elected and qualified, except in the event of their earlier death, resignation or removal. Each of the nominees has consented to serve a three year term. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve, if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election, in his stead, of such other person as the Board of Directors may recommend.

NOMINEES FOR CLASS I DIRECTOR

     Information regarding the Board's nominees for election as Class I directors is set forth below.

RICHARD GREEN
DIRECTOR SINCE 1991
AGE 60

     Mr. Green has been Secretary of the Company since June 1993. Since February 1997, he has served as President/Chief Executive Officer of Diabetes Support Systems, Inc., a durable medical equipment supplier to individuals suffering from diabetes. From August 1995 until February 1997, he was president of Sennercomm, Inc., a manufacturer of computerized environmental sensors. From June 1991 until August 1995, he was chairman of the board, president, and chief executive officer of Electronic Environmental Controls, Inc., a manufacturer of computerized environmental sensors. Prior thereto for 17 years, he was employed by Ryder System, Inc. most recently as senior vice president of international and business development for Ryder Truck Rental, a division of Ryder System, Inc. Mr. Green is Chairman of the Audit Committee and a member of the Stock Option and Compensation Committees.

WILLIAM DOLAN, D.D.S.
DIRECTOR SINCE 1993
AGE 71

     Dr. Dolan is a retired dentist and previously maintained a private practice of dentistry for over 30 years until his retirement in 1995. He is a director of Bankers Savings Bank and the Dade County, Florida Housing Finance Authority. Dr. Dolan is a member of the Stock Option Committee.

DIRECTORS CONTINUING IN OFFICE

     CLASS II DIRECTORS. The following Class II directors were elected at the Company's 1997 Annual Meeting, except that William F. Bonham was appointed a Class II Director in November 1997 to fill a vacancy. The terms of the Class II directors end at the 1999 Annual Meeting.

KENDRICK MEEK
DIRECTOR SINCE 1996
AGE 31

     Mr. Meek has been a development representative for the Wackenhut Corporation, a provider of security services. Prior thereto, from March 1994 through November 1994, he was President of F&L Security Services, Inc., a security consulting firm. From March 1989 until March 1994, he was employed by the Florida Highway Patrol, the last three years of which he served as a captain. Mr. Meek has served as a State Representative in the Florida State Legislature since 1994.

WILLIAM F. BONHAM
DIRECTOR SINCE 1997
AGE 54

     Mr. Bonham has served as the Company's Vice President of Operations since June 1997. From October 1995 until June 1997, Mr. Bonham was the president of Bonham Management Group, Inc. which managed a medical waste autoclave facility. The Company acquired certain of the assets of Bonham Management Group, Inc. in November 1997. Prior thereto, from 1990 to 1995 Mr. Bonham was a vice president of Bio-Medical Waste, Inc., a medical waste hauling and treatment company. Prior thereto, from 1985 to 1990 Mr. Bonham was a vice president of market and sales of Medex, Inc., a medical waste management company.

     CLASS III DIRECTORS. The following Class III directors were elected at the 1997 Annual Meeting for terms ending in 2000.

MILTON J. WALLACE
DIRECTOR SINCE 1991
AGE 62

     Mr. Wallace has been Chairman of the Board of the Company since June 1993. Mr. Wallace has been a practicing attorney in Miami, Florida for over 30 years and is currently a shareholder of the law firm of Wallace, Bauman, Fodiman & Shannon, P.A. He was chairman of the board of directors of Home Intensive Care, Inc., a provider of dialysis and home infusion therapy services from December 1989 until July 1993, when it was sold to W.R. Grace & Co. Mr. Wallace is the Chairman of the Board of Renex Corp., a dialysis provider. He is a director of several private companies and is chairman of the Dade County, Florida Housing Finance Authority. Mr. Wallace is a member of the Company's Executive Committee.

DANIEL A. STAUBER
DIRECTOR SINCE 1991
AGE 41

     Mr. Stauber has been President and Chief Executive Officer of the Company since December 1991. He was a founder of Safety Disposal System, Inc. ("SDS"), a wholly owned subsidiary of the Company and has served as its president since its inception in January 1989. Prior thereto, from 1981 to 1989, he was a practicing attorney in Miami, Florida. Mr. Stauber serves as a member of the Task Force on Industry Standards of the Medical Waste Institute, a subsidiary of the National Solid Waste Management Association. Mr. Stauber is a member of the Company's Executive and Nominating Committees.

ARTHUR G. SHAPIRO, M.D., F.A.C.O.G.
DIRECTOR SINCE 1991
AGE 59

     Dr. Shapiro has held an appointment to the University of Miami School of Medicine as a professor of clinical obstetrics and gynecology in the division of reproductive endocrinology since January 1995. From 1985 until 1995, he was engaged in the private practice of medicine. From 1970 until 1983, he was employed by the University of Miami School of Medicine most recently as a professor. He is a graduate of Harvard Medical School and is board certified in obstetrics and gynecology, endocrinology and laser surgery. He is a Fellow in the American College of Obstetrics and Gynecology and has been elected to become a Fellow by the American College of Endocrinology. Dr. Shapiro was the Corporate Medical Director of Home Intensive Care, Inc. and served on its board of directors from 1985 until July 1993. He serves as chairman of the board of directors of Bankers Savings Bank and as vice-chairman of Renex Corp. Dr. Shapiro is Chairman of the Executive, Stock Option and Compensation Committees, and is a member of the Audit and Nominating Committees.

DIRECTORS' REMUNERATION; ATTENDANCE

     DIRECTORS' COMPENSATION. Directors who are employees of the Company or its subsidiaries do not receive any compensation for their service as members of the Board of Directors. Directors who are not employees of the Company receive an annual retainer of $2,500, payable quarterly and are reimbursed for expenses which may be incurred by them in connection with the business and affairs of the Company. In addition, non-employee directors receive options granted under the Directors' Stock Option Plan ("Directors' Plan") based upon specific criteria set forth in the Directors' Plan. See "Compensation -- Directors Stock Option Plan".

     BOARD ATTENDANCE. The Board of Directors met four (4) times in 1997. In addition, the Board of Directors took action by unanimous written consent five
(5) times during 1997. Every director attended in excess of 75% of meetings of the Board during 1996, except William Dolan, who did not attend any meetings.

COMMITTEES OF THE BOARD

     The Board has established a number of standing committees to assist it in the discharge of its responsibilities. The principal responsibilities of each standing committee are described below. Actions taken by any committee of the Board are reported to the Board of Directors, usually at the next Board meeting. The Board has standing Executive, Stock Option, Compensation, Nominating and Audit Committees.

     EXECUTIVE COMMITTEE. The Executive Committee is composed of Dr. Shapiro and Messrs. Wallace and Stauber. Dr. Shapiro serves as the Chairman. When the Board of Directors is not in session, the Executive Committee possesses all of the powers of the Board, other than certain powers reserved by Delaware law to the Board. Although the Executive Committee has broad powers, in practice it meets only infrequently to take formal action in a specific matter when it would be impractical to call a meeting of the Board. The Executive Committee met once in 1997.

     STOCK OPTION COMMITTEE. The Stock Option Committee, composed of Dr. Shapiro, as Chairman, Mr. Green and Dr. Dolan, met once during 1997, and took action by written consent once in 1997. The Stock Option Committee's function is to administer the Company's 1993 and 1996 Employee Stock Option Plans. The Stock Option Committee has the authority to determine, among other things, to whom to grant options, the amount of options, the terms of options and the exercise prices thereof.

     AUDIT COMMITTEE. The Audit Committee is presently composed of Mr. Green, as Chairman and Dr. Shapiro. The Audit Committee met once during 1997. The principal duties of the Audit Committee are to recommend the appointment of independent auditors; to meet with the Company's independent auditors to review the arrangements for, and scope of, the audit and the fees related to such work; to review the independence of the independent auditors; to consider the adequacy of the system of internal accounting controls; to review and monitor the Company's policies regarding conflicts of interest; and to discuss with management and the independent accountants the Company's annual financial statements.

     COMPENSATION COMMITTEE. The Compensation Committee presently consists of Dr. Shapiro, as Chairman and Mr. Green. The Compensation Committee met three (3) times during 1997. The Compensation Committee reviews the Company's general compensation policies and procedures; establishes salaries and benefit programs for the Chief Executive Officer and other executive officers of the Company and its subsidiaries; reviews, approves and establishes performance targets and awards under incentive compensation plans for its executive officers; and reviews and approves employment agreements.

     NOMINATING COMMITTEE. The Nominating Committee consists of Dr. Shapiro and Mr. Stauber. It recommends to the Board director nominees for election by stockholders. It also reviews the qualification of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year. The Committee considers suggestions from stockholders and other sources regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Corporation. The Nominating Committee met once in 1997.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. None of the members of the Board's Compensation Committee is, or has been, an officer or employee of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     The Company's officers and directors are required to file Forms 3, 4 and 5 with the Securities and Exchange Commission in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder. Based solely on a review of such reports furnished to the Company as required by Rule 16(a)-3, no director or executive officer failed to timely file such reports in 1997:

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL THE NOMINEES.

     The two nominees for Class I directors receiving the greatest number of affirmative votes of the shares of Common Stock and Common Stock Equivalents represented at the Annual Meeting will be elected as directors. Stockholders are not entitled to cumulate their votes for the election of Class I directors. Proxies received by the Board of Directors will be so voted in favor of all nominees above, unless stockholders specify a contrary choice in their proxies.

                                  COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation earned by, and paid to, the Company's Chief Executive Officer ("CEO") and for each other executive officer who received compensation in excess of $100,000 for any year in the three (3) year period ended December 31, 1997 (the "Named Executive Officers").

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                       ANNUAL         ------------
                                                                  COMPENSATION(1)      SECURITIES
                                                                 ------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                               YEAR    SALARY     BONUS      OPTIONS
---------------------------                               ----   --------   -------   ------------
Milton J. Wallace.......................................  1997   $ 84,000   $46,400     100,000
  Chairman of the Board                                   1996     80,000    26,400     100,000
                                                          1995     35,759        --      75,000
Daniel A. Stauber.......................................  1997   $183,000   $72,890     100,000
  President/Chief Executive Officer                       1996    163,000    72,890     100,000
                                                          1995    140,821        --      75,000
Phillip W. Kubec(2).....................................  1997   $116,874   $    --          --
  President/Chief Executive Officer                       1996    107,100    68,930          --
  of The Kover Group, Inc.                                1995    102,000    55,011      50,000
Michael D. Elkin........................................  1997   $103,800   $10,000      10,000
  Vice President/Chief Financial Officer                  1996     77,900     5,300      25,000
                                                          1995     37,000     1,500      50,000
William F. Bonham(3)....................................  1997   $100,961   $    --     100,000
  Vice President/Operations                               1996         --        --          --
                                                          1995         --        --          --

---------------

(1) The Company provides its executive officers with certain non-cash group life and health benefits, generally available to all salaried employees and are not included in this table pursuant to applicable Securities and Exchange Commission rules. No executive officers listed above received aggregate personal benefits or perquisites that exceeded the lesser of $50,000 or 10% of such individual's total annual salary and bonus in any year above.
(2) The Company sold The Kover Group, Inc. to a limited liability company wholly owned by Mr. Kubec and his wife on January 30, 1998.
(3) Mr. Bonham was employed by the Company commencing June 1, 1997.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth information concerning grants of stock options to the CEO and each other Named Executive Officer named on the Summary Compensation Table above, for the year ended December 31, 1997:

                                                          INDIVIDUAL GRANTS
                               ------------------------------------------------------------------------
                                                          % OF TOTAL
                               NUMBER OF SECURITIES   OPTIONS GRANTED TO
                                UNDERLYING OPTIONS       EMPLOYEES IN      EXERCISE PRICE    EXPIRATION
NAME                                GRANTED(1)          FISCAL YEAR(3)     PER SHARE(2)(3)      DATE
----                           --------------------   ------------------   ---------------   ----------
Milton J. Wallace............        100,000                31.25%              $2.75          4/2002
Daniel A. Stauber............        100,000                31.25                2.75          4/2002
Phillip W. Kubec.............             --                   --                  --              --
Michael D. Elkin.............         10,000                 3.13                4.32          9/2002
William F. Bonham............        100,000                31.25                5.19         11/2002

---------------

(1) All the above options were granted pursuant to the Company's 1993 or 1996 Employee Stock Option Plans ("1993 Plan" or "1996 Plan", respectively). Subject to the terms and conditions of the 1993 and 1996 Plans, the Stock Option Committee has the authority and discretion, among other things as to whom to grant options, the number of options, the terms of options, including vesting requirements and the exercise prices of options may modify, extend or renew outstanding options granted under the Employee Plan. Each option entitles the holder to purchase one share of common stock. Each option granted above vested twenty-five (25%) percent six (6) months following the date of grant; twenty-five percent (25%) on the first anniversary of the grant date; and twenty-five percent (25%) on each anniversary thereafter. In October 1995, the Company's Stock Option Committee approved the acceleration of vesting requirements of substantially all options previously granted under the 1993 Plan, became immediately exercisable by the holders thereof.
(2) The option exercise price may be paid, subject to the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission, by delivery of shares already owned by such optionee.
(3) Total options granted in 1997 was for 320,000 shares of Common Stock.

AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain aggregated option information for the CEO and each named Executive Officer named in the Summary Compensation Table for the year ended December 31, 1997:

                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING              IN-THE-MONEY OPTIONS AT
                                             UNEXERCISED OPTIONS(2)         DECEMBER 31, 1997(2)
                                           ---------------------------   ---------------------------
NAME(1)                                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------                                    -----------   -------------   -----------   -------------
Milton J. Wallace........................    347,250        200,000        751,531        212,500
Daniel A. Stauber........................    347,250        200,000        751,531        212,500
Phillip W. Kubec.........................     50,000             --        125,000             --
Michael D. Elkin.........................     48,250         36,250        112,656         56,843
William F. Bonham........................         --        100,000             --             --

---------------

(1) No options were exercised by the above named executive officers during the fiscal year ended December 31, 1997.
(2) The value of unexercised options represents the positive difference between the exercise price of the options and the market price of the common stock at December 31, 1997. The market price is based on the closing sale price as reported by NASDAQ on that date, which was $4.625.

EMPLOYMENT AGREEMENT

     Mr. Stauber serves is the Company as President and Chief Executive Officer pursuant to an employment agreement expiring on December 31, 2001. Pursuant to the employment agreement, Mr. Stauber's base salary was $183,000 in 1997. Base salary is increased by the greater of (a) five percent (5%) or (b) the cost of living index for the prior year. Mr. Stauber also receives a car allowance and certain other non-cash benefits such as health, life and disability insurance. Mr. Stauber is eligible to participate in such incentive bonus plans adopted from time to time by the Company's Board of Directors. The Compensation Committee adopted a 1996 Incentive Bonus Plan for Mr. Stauber, whereby Mr. Stauber was entitled to earn a bonus of up to 100% of his base salary if the Company attained certain levels of net income. The Compensation Committee established a similar incentive plan for 1997 with different thresholds of net income. The Agreement provides that in the event of a change of control of the Company, Mr. Stauber will be entitled to terminate his employment agreement and receive as compensation three (3) times the sum of
(a) his base salary and (b) any bonus received in the twelve (12) months prior to such change of control. The employment agreement contains a two year non-competition agreement.

     Milton J. Wallace serves as Chairman of the Board pursuant to an employment agreement expiring December 31, 2001. Mr. Wallace's base salary was $84,000 in 1997. Base Salary is increased in each year by the greater of (a) five percent (5%) or (b) the cost of living index for the prior year. Mr. Wallace also receives a car allowance and certain other non-cash benefits, such as health, life and disability insurance. Mr. Wallace is eligible to participate in such incentive bonus plans adopted from time to time by the Company's Board of Directors. The Compensation Committee adopted a 1996 Incentive Bonus Plan for Mr. Wallace, whereby Mr. Wallace was entitled to earn a bonus of up to 100% of his base salary if the Company attained certain levels of net income. The Compensation Committee established a similar incentive plan for 1997 with different thresholds of net income. The Agreement provides that in the event of a change of control of the Company, Mr. Wallace is entitled to terminate his employment agreement and receive as compensation three (3) times the sum of (a) his base salary and (b) any bonus received in the twelve (12) months prior to such change of control. The employment agreement contains a two year non-competition agreement.

     Michael D. Elkin serves as the Company's Vice President/Chief Financial Officer pursuant to a one year employment agreement which automatically reviews on October 1 of each year if notice of termination is not given by either party at least ninety (90) days prior to October 1 of each year. The Employment Agreement provides for a base salary of $100,000, increased by the greater of
(a) 5%; or (b) the cost of living index for the prior year. Mr. Elkin receives a car allowance and certain other non-cash benefits such as health, life and disability benefits. Mr. Elkin is eligible to participate in such incentive bonus plans adopted from time to time by the Company's Board of Directors. The Agreement provides that in the event of a change of control of the Company, the employment agreement is automatically extended for a period of two (2) years and if the agreement is thereafter terminated, he would be entitled to receive as severance two (2) times his then base salary. The Employment Agreement contains a one (1) year non-competition agreement.

EMPLOYEE STOCK OPTION PLANS

     The Company has a 1993 Employee Stock Option Plan ("1993 Plan") and a 1996 Employee Stock Option Plan ("1996 Plan") which provide for the grant of options to purchase up to 750,000 and 1,000,000 shares of Common Stock to officers and other employees, respectively. The 1993 and 1996 Plans are designed as an incentive program to cause employees to increase their interest in the Company's performance and to aid in attracting and retaining qualified personnel. The 1993 and 1996 Plans are administered by the Stock Option Committee. During fiscal 1997, options to purchase an aggregate of 220,000 shares of Common Stock were granted at exercise prices ranging from $2.75 to $4.31 under the 1993 and 1996 Plans. As of March 31, 1998, options to purchase an aggregate 665,425 shares of Common Stock were outstanding under the 1993 Plan at exercise price ranging from $2.13 to $4.32. Options to purchase an aggregate of 600,000 shares of Common Stock were outstanding under the 1996 Plan, of which 200,000 were exercisable as of March 31, 1998. Option exercise prices range from $2.25 to $4.88 per share. Options granted under each Plan have a term of five (5) years from the date of their respective grants. Options are not exercisable under any circumstances for six (6) months after grant. Options to purchase 629,175 shares are exercisable as of March 31, 1998 under the 1993 Plan. The remaining options are subject to three (3) year vesting schedules from the date of grants.

     All options granted under the 1993 and 1996 Plans become fully vested and immediately exercisable upon the occurrence of a "Change of Control." The Employee Plan defines Change of Control to mean the occurrence of any of the following: (i) the acquisition (other than from the Company directly) by any "person" group or entity within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) of beneficial ownership of twenty-five (25%) percent or more of the outstanding common stock of the Company; (ii) if the individuals who served on the Board as of June 1993, no longer constitute a majority of the members of the Board of Directors; provided, however, any person who becomes a director subsequent to June 1993, who was elected to fill a vacancy by a majority of the directors then serving on the Board of directors shall be considered a member prior to June 1993; (iii) the stockholders of the Company approve a merger reorganization or consolidation of the Company whereby the stockholders of the Company immediately prior to such approval do not, immediately after consummation of such reorganization, merger or consolidation, own more than 50% of the voting stock of the surviving entity; or (iv) a liquidation or dissolution of the Company, or the sale of all or substantially all of the Company's assets.

DIRECTORS STOCK OPTION PLAN

     The Company's Directors Stock Option Plan (the "Directors' Plan") presently provides for the grant of options of up to 500,000 shares of Common Stock. All non-employee directors are eligible to receive grants of option ("Eligible Directors"). Each Eligible Director receives automatic, non-discretionary annual grants of options based upon specific criteria set forth in the Directors' Plan. Each year, each Eligible Director receives options to purchase 3,000 shares of common stock for service on the Board, options to purchase 3,000 shares for service on each permanent committee (other than the Executive Committee) and options to purchase 3,000 shares for services as a Committee Chairman (other than the Executive Committee). Eligible Directors who serve on the Executive Committee receive options to purchase 6,000 shares, with additional options to purchase 6,000 shares for the Chairman of the Executive Committee.

     The exercise price of each option granted under the Directors' Plan is equal to the fair market value of the Common Stock on the date of grant. All options granted are for a period of five (5) years and are exercisable commencing six (6) months after the grant date. During 1997, options to purchase 57,000 shares of Common Stock were granted to Eligible Directors at an exercise price of $3.00 per share. As of March 31, 1998, options to purchase 438,250 shares of Common Stock were outstanding under the Directors' Plan, at exercise prices ranging from $2.13 to $4.00 per share. As of December 31, 1997, 61,750 shares of Common Stock were available for grants of options.

                                STOCK OWNERSHIP

COMMON STOCK

     The following table sets forth information as of April 27, 1998 with respect to the beneficial ownership of the Company's Common Stock by (i) each director of the Company, (ii) each Named Executive Officer; (iii) all directors and executive officers as a group, and (iv) each person known by the Company to be the beneficial owner of more than five percent (5%) of Common Stock of the Company.

                                                        SHARES OF COMMON STOCK        PERCENTAGE
NAME OF BENEFICIAL OWNER                                BENEFICIALLY OWNED(1)    BENEFICIALLY OWNED(2)
------------------------                                ----------------------   ---------------------
William F. Bonham.....................................         300,000(3)                 5.56%
William W. Dolan......................................          62,375(4)                 1.19
Michael D. Elkin......................................          48,750(5)                    *
Richard Green.........................................         128,915(6)                 2.43
Kendrick Meek.........................................           9,250(7)                 5.68
Arthur G. Shapiro, M.D................................         307,086(8)                    *
Daniel A. Stauber.....................................         451,420(9)                 8.45
Milton J. Wallace.....................................         471,132(10)                8.50
Mark E. Brady.........................................         778,367(11)               13.58
c/o Eubel, Brady & Suttman Management, Inc.
7777 Washington Drive
Dayton, OH 45459
Ronald L. Eubel.......................................         778,367(12)               13.58
c/o Eubel, Brady & Suttman Management, Inc.
7777 Washington Drive
Dayton, OH 45459
Robert J. Suttman, II.................................         778,367(13)               13.58
c/o Eubel, Brady & Suttman Management, Inc.
7777 Washington Drive
Dayton, OH 45459
All officers and directors as a group (9
  persons)(14)........................................       1,904,553                   29.42

---------------

  *  Less than one percent.
 (1) Except as set forth herein, all Common Stock is directly owned and the sole investment and voting power are held by the person named. Unless otherwise stated the address of each individual named above is c/o the Company, 6175 N.W. 153rd Street, Suite 324, Miami Lakes, Florida 33014.
 (2) Based upon 5,192,965 shares of Common Stock outstanding and such shares of Common Stock such individual has the right to acquire within 60 days.
 (3) Includes 100,000 shares of Common Stock issuable upon exercise of options.
 (4) Includes 56,000 shares issuable upon exercise of options.
 (5) Includes 48,750 shares of Common Stock issuable upon exercise of options.
 (6) Includes 108,750 shares of Common Stock issuable upon exercise of options.
 (7) Includes 9,250 shares as Common Stock issuable upon exercise of options.
 (8) Except as set forth herein, all shares of Common Stock are owned jointly by Dr. Shapiro and his wife. Includes (i) 9,375 shares of Common Stock owned by a corporation of which Dr. Shapiro is a director and shareholder, (ii) 214,250 shares of Common Stock issuable upon exercise of options and (iii) 8,000 shares owned by his children.
 (9) Includes (i) 834 shares owned by his wife and (ii) 347,500 shares of Common Stock issuable upon exercise of options.

(10) Except as set forth herein, all shares of Common Stock are owned jointly by Mr. Wallace and his wife. Includes (i) 9,375 shares of Common Stock beneficially owned by a corporation of which Mr. Wallace is president, director and a controlling shareholder (ii) 2,500 shares owned by his wife as custodian for a minor child; (iii) 347,250 shares of Common Stock issuable upon exercise of options; and (iv) 5,882 shares of Common Stock issuable upon conversion of Series A Preferred Stock.
(11) The principal business of such person is to act as an investment advisor and is a principal of Eubel Brady and Suttman Asset Management, Inc. a registered investment advisor ("EBS") which serves as a general partner of EBS Partners, L.P. and EBS Microcap Partners, L.P. Includes (i) 528,212 shares of Common Stock issuable upon conversion of Series A Preferred Stock; and (ii) 8,784 shares of Common Stock issuable upon exercise of warrants. All shares are owned by EBS Partners, LP, EBS Microcap Partners, LP or managed accounts over which EBS has investment discretion.
(12) The principal business of such person is to act as an investment advisor and is a principal of Eubel Brady and Suttman Asset Management, Inc. a registered investment advisor ("EBS") which serves as a general partner of EBS Partners, L.P. and EBS Microcap Partners, L.P. Includes (i) 528,212 shares of Common Stock issuable upon conversion of Series A Preferred Stock; and (ii) 8,784 shares of Common Stock issuable upon exercise of warrants. Includes all shares held by EBS Partners, LP, EBS Microcap Partners, LP or managed accounts over which EBS has investment discretion.
(13) The principal business of such person is to act as an investment advisor and is a principal of Eubel Brady and Suttman Asset Management, Inc. a registered investment advisor ("EBS") which serves as a general partner of EBS Partners, L.P., and EBS Microcap Partners, L.P. Includes (i) 528,212 shares of Common Stock issuable upon conversion of Series A Preferred Stock; and (ii) 8,784 shares of Common Stock issuable upon exercise of warrants. Includes all shares held by EBS Partners, LP, EBS Microcap Partners, LP or managed accounts over which EBS has investment discretion.
(14) Includes 1,281,500 shares of Common Stock issuable upon exercise of options.

                PROPOSAL TO AMEND THE EMPLOYEE STOCK OPTION PLAN

     On December 16, 1997, the Board of Directors, based on the recommendation of the Stock Option Committee, adopted an amendment (the "1996 Plan Amendment") to the Company's 1996 Employee Stock Option Plan. The 1996 Plan Amendment must be approved by holders of a majority of the Company's outstanding shares of common stock present at the Annual Meeting.

     The Employee Plan Amendment increases from 400,000 to 14,000,000 the authorized shares of Common Stock reserved under the Employee Plan. As of March 31, 1998, options to purchase 600,000 shares of common stock were outstanding under the Employee Plan. Therefore, options to purchase 200,000 shares of common stock are subject to the approval of the 1996 Plan Amendment. The increase in the number of reserved shares will allow the Company to grant additional options pursuant to the 1996 Plan. The Stock Option Committee believes that there is a continuing need, and that it is in the best interests of the Company and its stockholders, to make stock related awards to officers and other employees so that the Company will be able to attract and retain highly qualified individuals.

     All other terms and conditions of the 1996 Plan will remain the same. A summary of the terms and conditions of the 1996 Plan is set forth in the Proxy Statement under the caption -- "COMPENSATION -- Employee Stock Option Plans."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1996 PLAN.

     The adoption of the 1996 Plan Amendment requires the affirmative vote of not less than a majority of the outstanding shares of combined Common Stock and Common Stock Equivalents represented at the Annual Meeting. The 1996 Plan Amendment would be effective immediately upon approval by the Company's stockholders. The effect of an abstention or a broker non-vote is the same as a vote against the proposal.

                              CERTAIN TRANSACTIONS

     Milton J. Wallace, the Company's Chairman of the Board, is a shareholder of the law firm of Wallace, Bauman, Fodiman & Shannon, P.A. Such law firm acts as general counsel to the Company.

     On November 10, 1997, the Company purchased substantially all of the assets and business of Bonham Management Group, Inc. ("BMG"). William F. Bonham, a Vice President and a Director of the Company was the sole shareholder of Bonham Environmental Services, Inc. ("BESI"), the sole shareholder of BMG. The Company paid to $850,000 in cash and 200,000 shares of Company Common Stock, $.001 par value. The Company received credits at closing amounting to $250,000 for necessary repairs and maintenance at the facility operated by BMG, as well as miscellaneous credits for advances made under a management agreement entered into as of June 1, 1997 and terminated at the closing of the purchase.

     On January 30, 1998, the Company sold 100% of the capital stock of The Kover Group, Inc. ("Kover") to MPK Holdings, Ltd. ("MPK"). MPK is wholly owned by Phillip W. Kubec and Melissa Kubec, his wife (the "Kubecs"). Mr. Kubec was the president and chief executive officer of Kover and a director of the Company. The Company received aggregate consideration for the sale of Kover of $2,700,000, payable $1.2 million in cash at closing and the balance of $1.5 million in promissory notes. The Company received two promissory notes, one for $960,000 from MPK (the "MPK Note") and one for $540,000 from Kover (the "Kover Note"). Both Notes bear interest at the rate of 8.25% per annum, with interest payable monthly. The principal balance of the MPK and Kover Notes are due at the end of five and seven years, respectively. The MPK Note is guaranteed by Kover and the Kubecs and is secured by a pledge of the capital stock of Kover. The Kover Note is guaranteed by MPK. The MPK and Kover Notes are subordinate to $1.6 million in financing received by MPK. In connection with the closing, Phillip Kubec resigned as a member of the Board of Directors of the Company.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of BDO Seidman, LLP served as the Company's independent auditors for the years ended December 31, 1996 and 1997. Although the Board of Directors has not yet selected a firm to serve as auditors for the year ended December 31, 1998, it is expected that BDO Seidman, LLP will be retained by the Company for such audit. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement, if they desire, and to respond to appropriate questions.

                                 OTHER MATTERS

     Management is not aware of any other matters which may come before the Annual Meeting and which require the vote of stockholders in addition to those matters indicated in the notice of meeting and this Proxy Statement. The Company's By-Laws contain provisions relating to notices of stockholder meetings which prohibit a stockholder from nominating a person for the Board of Directors or proposing certain acts relating to the Company's business without advance written notice to the Company. Such written notice must be given at least sixty
(60) days, but not more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders and must contain specific information about the nominee and the stockholder who makes such nomination or proposal. No nomination proposal was received by the Company for the Annual Meeting. If any other matter calling for stockholder action should properly come before the Annual Meeting or any adjournment thereof, those persons named as proxies in the enclosed proxy will vote in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

     Stockholders who wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 1998 annual meeting must be received by the Company by no earlier than March 10, 1999 and not later than April 10, 1999 for inclusion on the Company's proxy statement related to that meeting. Such notice must include (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder,
(iii) the number of shares of common stock of the Company which are owned beneficially of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring valid business before the meeting.

                                 ANNUAL REPORT

     A copy of the Company's 1997 Annual Report, including audited financial statements as of December 31, 1997 and 1996 and for each of the two (2) years then ended are being mailed to all stockholders. Copies of the Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission may be obtained by writing to Michael D. Elkin, Vice President/Chief Financial Officer, 6175 N.W. 153rd Street, Suite 324, Miami Lakes, Florida 33014.

                             COSTS OF SOLICITATION

     All expenses in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telefax, in person or otherwise, without additional compensation. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials. The Company further reserves the right to retain the services of a proxy solicitation form to solicit proxies and will pay all reasonable costs associated therewith.

                                                                  APPENDIX A


                                MED/WASTE, INC.

                                     PROXY
        THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 1998

    The undersigned hereby appoints Daniel A. Stauber and Arthur G. Shapiro, or either of them, as proxies, with full individual power of substitution to represent the undersigned and to vote all shares of Common Stock and Common Stock Equivalents of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Hotel, 50 Alhambra Plaza, Coral Gables, Florida on June 18, 1998 at 10:00 A.M., and any and all adjournments thereof, in the manner specified below:

1.  ELECTION OF CLASS I DIRECTORS

    Nominees:

       Richard R. Green
       William Dolan, D.D.S.

   [ ]  For all nominees listed above
   [ ]  Withhold authority to vote for the following nominees:

   -----------------------------------------------------------------------------

   [ ]  Withhold authority to vote for all nominees

    2.  PROPOSAL TO AMEND THE COMPANY'S 1996 EMPLOYEE STOCK OPTION PLAN.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

                           (continued on other side)

                          (continued from other side)

    THIS PROXY, WHEN PROPERLY EXECUTED, SHALL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL. Should any other matter requiring a vote of the stockholders arise, the persons named in the Proxy or their substitutes shall vote in accordance with their best judgment in the interest of the Company. The Board of Directors are not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

                                                  Dated:                  , 1998
                                                     ----------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature

                                                  Please sign the Proxy exactly
                                                  as name appears. When shares
                                                  are held by joint tenants,
                                                  both should sign. Executors,
                                                  administrators, trustees or
                                                  otherwise signing in a
                                                  representative capacity should
                                                  indicate the capacity in which
                                                  signed.

 PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.